United States version	Exhibit 10.40
MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
As Adopted February 15, 2006
(PBRS — US)
     This Performance-Based Restricted Stock Agreement is between MoneyGram International, Inc., a Delaware corporation (Corporation) and                      (Grantee) named in the accompanying Notice of Performance-Based Restricted Stock Grant (Notice). This Agreement is effective as of the date of grant set forth in the Notice (Grant Date).
     1. Share Award. The Corporation hereby awards the Grantee the shares (Shares) of Common Stock, par value $0.01 per share (Common Stock), of the Corporation specified in the Notice, pursuant to the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (Plan), and upon the terms and conditions, and subject to the restrictions therein and hereinafter set forth.
     2. Restrictions on Transfer and Restriction Period. During the period commencing on the Grant Date and terminating as set forth below (Restriction Period), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided. The Restriction Period shall lapse as follows:
(a)	as to one-third (1/3) of the Earned Shares, on the later of (i) the first anniversary of the Grant Date or (ii) the Determination Date;

(b)	as to one-third (1/3) of the Earned Shares, on the second anniversary of the Grant Date; and

(c)	as to the remaining one-third (1/3) of the Earned Shares, on the third anniversary of the Grant Date.
     Shares will be earned (Earned Shares), subject to forfeiture pursuant to paragraph 3, as provided in the Notice, which is made part hereof.
     All Shares that are not earned shall be forfeited and returned to the Corporation on the Determination Date. The Restriction Period shall lapse and full ownership of Earned Shares will vest at the end of the Restriction Period with respect thereto, subject to forfeiture pursuant to paragraph 3.
     The Board and the Committee shall have authority as specified by the Plan, including authority to accelerate the time at which any or all of the restrictions shall lapse with respect to any Earned Shares, prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of change in applicable tax or other law, or other change in circumstances.
     3. Forfeiture and Repayment Provisions.
          (a) Termination of Employment. Except as provided in this paragraph 3 and in paragraph 8 below or as otherwise may be determined by the Board, if the Grantee ceases to be an employee of the Corporation or any of its Affiliates for any reason, all Shares or Earned Shares which at the time of such termination of employment are subject to the restrictions imposed by paragraph 2 above shall upon such termination of employment be forfeited and returned to the Corporation. Except as otherwise specifically determined by the Committee in its absolute discretion on a case by case basis, if the Grantee is terminated by the Corporation or any of its Affiliates for any reason other than for cause, or if the Grantee ceases to be an employee of the Corporation or any of its Affiliates by reason of death or total or partial disability, full ownership of the Earned Shares will vest at the end of the applicable Restriction Period as set forth in paragraph 2. If the Grantee ceases to be an employee of the Corporation or any of its Affiliates by reason of

United States version
normal or early retirement, full ownership of the Earned Shares will vest at the end of the applicable Restriction Period as set forth in paragraph 2 on a pro-rata basis, calculated based on the percentage of time such Grantee was employed by the Corporation or any of its Affiliates from the Grant Date through the date the Grantee ceases to be an employee of the Corporation or any of its Affiliates, and the pro-rata portion of the Earned Shares that do not vest will be forfeited and returned to the Corporation.
          (b) For purposes of this Agreement, termination for cause shall mean a termination which results from:
(i)	a willful and continued failure to perform the required duties of the Grantee’s position;

(ii)	a breach of Grantee’s fiduciary duty to the Corporation;

(iii)	an act of willful or gross misconduct, whether or not such act is the basis for a determination by Company pursuant to 3(d) or (e) below that Grantee has engaged in misconduct or acts contrary to the Corporation; or

(iv)	a conviction or guilty plea to a felony or to a misdemeanor involving an act or acts of fraud, theft or embezzlement.
The Corporation’s determination of whether a termination was for cause shall be made by the Committee, in the case of executive officers of the Corporation, and by the Chief Executive Officer and General Counsel of the Corporation, in the case of all other officers and employees.
          (c) Non-Compete. Unless a Change in Control (as defined below) shall have occurred after the date hereof:
               (i) In order to better protect the goodwill of the Corporation and its Affiliates and to prevent the disclosure of the Corporation’s or its Affiliates’ trade secrets and confidential information and thereby help insure the long-term success of the business, Grantee, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, agent, consultant, owner of more than five (5) percent of any enterprise or otherwise, for a period of two (2) years following the date of Grantee’s termination of employment with the Corporation or any of its Affiliates, in connection with the manufacture, development, advertising, promotion, design, or sale of any service or product which is the same as or similar to or competitive with any services or products of the Corporation or its Affiliates (including both existing services or products as well as services or products known to the Grantee, as a consequence of Grantee’s employment with the Corporation or one of its Affiliates, to be in development):
                    (1) with respect to which Grantee’s work has been directly concerned at any time during the two (2) years preceding termination of employment with the Corporation or one of its Affiliates, or
                    (2) with respect to which during that period of time Grantee, as a consequence of Grantee’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its Affiliates.
(ii)	For purposes of the provisions of paragraph 3(b), it shall be conclusively presumed that Grantee has knowledge of information he or she was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(iii)	All Shares subject to the restrictions imposed by paragraph 2 above shall be forfeited and returned to the Corporation, if Grantee engages in any conduct agreed to be avoided pursuant to the provisions of paragraph 3(b) at any time within two (2) years following the date of Grantee’s termination of employment with the Corporation or any of its Affiliates.

United States version
               (iv) If, at any time within two (2) years following the date of Grantee’s termination of employment with the Corporation or any of its Affiliates, Grantee engages in any conduct agreed to be avoided pursuant to the provisions of paragraph 3(b), then all consideration (without regard to tax effects) received directly or indirectly by Grantee from the sale or other disposition of all Earned Shares which were earned within the two (2) year period prior to Grantee’s termination from employment shall be paid by Grantee to the Corporation, or such Earned Shares shall be returned to the Corporation. Grantee consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Grantee to the extent of the amounts Grantee owes the Corporation or its Affiliates hereunder.
          (d) Misconduct. Unless a Change in Control shall have occurred after the date hereof:
               (i) All consideration (without regard to tax effects) received directly or indirectly by Grantee from the sale or other disposition of the Earned Shares shall be paid by Grantee to the Corporation or such Earned Shares shall be returned to the Corporation, if the Corporation reasonably determines that during Grantee’s employment with the Corporation or any of its Affiliates:
                    (1) Grantee knowingly participated in misconduct that causes a misstatement of the financial statements of MoneyGram International, Inc. or any of its Affiliates or misconduct which represents a material violation of any code of ethics of the Corporation applicable to Grantee or of the Always Honest compliance program or similar program of the Corporation or its Affiliates; or
                    (2) Grantee was aware of and failed to report, as required by any code of ethics of the Corporation applicable to Grantee or by the Always Honest compliance program or similar program of the Corporation, misconduct that causes a misstatement of the financial statements of MoneyGram International, Inc. or any of its Affiliates or misconduct which represents a material knowing violation of any code of ethics of the Corporation applicable to Grantee or of the Always Honest compliance program or similar program of the Corporation or its Affiliates.
               (ii) Grantee consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Grantee to the extent of the amounts Grantee owes the Corporation under this paragraph 3(c).
          (e) Acts Contrary to Corporation. Unless a Change in Control shall have occurred after the date hereof, if the Corporation reasonably determines that at any time within two (2) years after the lapse of the Restriction Period Grantee has acted significantly contrary to the best interests of the Corporation, including, but not limited to, any direct or indirect intentional disparagement of the Corporation, then all consideration (without regard to tax effects) received directly or indirectly by Grantee from the sale or other disposition of all Earned Shares which vest during the two (2) year period prior to the Corporation’s determination shall be paid by Grantee to the Corporation, or such Earned Shares shall be returned to the Corporation. Grantee consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Grantee to the extent of the amounts Grantee owes the Corporation under this paragraph 3(d).
          (f) The Corporation’s reasonable determination required under Sections 3(c)(i) and 3(d) shall be made by the Committee, in the case of executive officers of the Corporation, and by the Chief Executive Officer and General Counsel of the Corporation, in the case of all other officers and employees.
     4. Certificates for the Shares. The Corporation shall issue a certificate in respect of the Shares or shall direct the Corporation’s transfer agent to record ownership in respect of the Shares in the Corporation’s stock ledger in the name of the Grantee, the number of Shares of which shall equal the amount of the award specified herein, and shall prohibit the transfer of such Shares by the Grantee until the expiration of the restrictions set forth in paragraph 2 above. In the alternative, the Corporation may, at its option, issue the shares in book entry. The certificate or record of ownership or book entry shall bear the following legend:

United States version
The transferability of the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the MoneyGram International, Inc. 2005 Omnibus Incentive Plan and an Agreement entered into between the registered owner and MoneyGram International, Inc. Copies of such Plan and Agreement are on file with the Vice President-General Counsel of MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, MN 55416.
     The Grantee further agrees that simultaneously with his or her acceptance of this Agreement, he or she shall execute a stock power covering such award endorsed in blank and that he or she shall promptly deliver such stock power to the Corporation.
     5. Grantee’s Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote the Shares, unless and until the Shares are forfeited pursuant to the provisions of paragraphs 2 or 3 above.
     6. Expiration of Restriction Period. Upon the lapse or expiration of the Restriction Period with respect to any Earned Shares, the Corporation shall redeliver to the Grantee the certificate in respect of such Earned Shares (reduced appropriately in number in the event of early or normal retirement) and the related stock power held by the Corporation pursuant to paragraph 4 above, or shall, if the Earned Shares are held in book entry form, cause the removal of the restrictive legend associated with such Earned Shares. The Earned Shares as to which the Restriction Period shall have lapsed or expired and which are represented by such certificate or held in book entry form shall be free of the restrictions referred to in paragraph 2 above and shall not bear thereafter the legend provided for in paragraph 4 above.
     To the extent permissible under applicable tax, securities, and other laws, the Corporation may, in its sole discretion, permit Grantee to satisfy a tax withholding requirement by directing the Corporation to apply Earned Shares to which Grantee is entitled as a result of termination of the Restricted Period with respect to any Earned Shares, in such manner as the Corporation shall choose in its discretion to satisfy such requirement.
     7. Adjustments for Changes in Capitalization of Corporation. In the event of a change in the Common Stock through stock dividends, stock splits, recapitalization or other changes in the corporate structure of the Corporation during the Restriction Period, the number of Shares of Common Stock subject to restrictions as set forth herein shall be appropriately adjusted and the determination of the Board as to any such adjustments shall be final, conclusive and binding upon the Grantee. Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in paragraph 2 above also shall be subject to such restrictions and the certificate(s) or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Corporation, along with an executed stock power, in the manner provided in paragraph 4 above.
     8. Effect of Change in Control. In the event of a Change in Control (as defined below), the restrictions applicable to any Shares subject to this Agreement shall lapse, and such Shares shall be free of all restrictions and become fully vested and transferable to the full extent of the original grant.
     (a) For purposes of this Agreement, a Change in Control shall mean:
     (i) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the

United States version
election of directors (the “Outstanding Corporation Voting Securities”); excluding, however the following:
          (1) any acquisition directly from the Corporation or any entity controlled by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation,
          (2) any acquisition by the Corporation, or any entity controlled by the Corporation,
          (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or
          (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of Section (iii) below; or
     (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section (b) that any individual, who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board, or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction (the “Prior Stockholders”) beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation or any entity controlled by the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Corporation or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of the Corporation or such other entity entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; and further excluding any disposition of all or

United States version
substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a “Spin-off”) if, immediately following the Spin-off, the Prior Stockholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, respectively; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred; or
     (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.
     9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Board or the Committee may from time to time make changes therein, interpret it and establish regulations for the administration thereof. The Grantee, by acceptance of this Agreement, agrees to be bound by said Plan and such Board and Committee actions.
     10. Termination of the Plan; No Right to Future Grants. By entering into this Performance-Based Restricted Stock Agreement, the Grantee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) that each grant of Restricted Stock is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when the Restricted Stock shall be granted, the number of shares, the restriction period, and the time or times when any such grants shall vest, will be at the sole discretion of the Corporation; (d) that the Grantee’s participation in the Plan shall not create a right to further employment with the Grantee’s employer and shall not interfere with the ability of the Grantee’s employer to terminate the Grantee’s employment relationship at any time with or without cause; (e) that the Grantee’s participation in the Plan is voluntary; (f) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (g) that the Shares are not part of normal and expected compensation for purposes of calculating any severance, resignation, bonuses, pension or retirement benefits or similar payments; (h) that the right to any unvested portion of the Shares ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Performance-Based Restricted Stock Agreement; (i) that the future value of the Shares is unknown and cannot be predicted with certainty; and (j) the foregoing terms and conditions apply in full with respect to any prior grants of Restricted Stock to Grantee.
     11. Governing Law. This agreement is governed by and is to be construed and enforced in accordance with the laws of Delaware. Shares may not be issued hereunder, or redelivered, whenever such issuance or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.